EXHIBIT 99.1

4Front Ventures to Report Second Quarter 2023 Financial Results on August 15, 2023

PHOENIX, Ariz., Aug. 1, 2023 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated multi-state cannabis operator and retailer, will report its financial and operating results for the second quarter ended June 30, 2023, on Tuesday, August 15, 2023, after market close. The Company will host a conference call to discuss the results and provide an update on current business trends on August 15, 2023, at 5:00 p.m. Eastern Time.

Conference Call Details

Date:	Tuesday, August 15, 2023

Time:	5:00 p.m. Eastern Time

Webcast:	Register

Dial-in:	1-888-664-6392 (North America Toll-Free)

The conference call will be available for replay by phone until August 29, 2023, at 1-888-390-0541, replay code: 267747#. Additionally, the webcast will be archived for approximately 90 days following the call and can be accessed via 4Front's Investor Relations website. For assistance, please contact IR@4FrontVentures.com.

About 4Front Ventures Corp.

4Front Ventures Corp. ("4Front" or the "Company") (CSE: FFNT) (OTCQX: FFNTF) is a national, vertically integrated multi-state cannabis operator that owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan, and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies, earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1,800 products, which are strategically distributed through its wholly owned-and-operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

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SOURCE 4Front Ventures Corp.

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/August2023/01/c9617.html

%CIK: 0001627883

For further information: 4Front Investor Contacts: Andrew Thut, Chief Investment Officer, IR@4frontventures.com, 602-633-3067; Courtney Van Alstyne, MATTIO Communications, courtney@mattio.com, 647-548-9032

CO: 4Front Ventures Corp.

CNW 08:00e 01-AUG-23